EXHIBIT 99.1
Media Release
MACQUARIE INFRASTRUCTURE COMPANY REPORTS
FIRST QUARTER 2005 FINANCIAL RESULTS

New York, NY, May 16, 2005 - Macquarie Infrastructure Company (the “Company” or “MIC”) (NYSE: MIC) announced the consolidated results of its operations for the quarter ended March 31, 2005, reflecting solid performance from all operating businesses and investments. Revenues for the period were $65.7 million. The Company generated cash from operations during the period of $9.8 million and received $686,000 in principal repayments on a subordinated loan to Yorkshire Link (“YLL”). The Company reported a Net Loss of $83,000 or $0.003 per share.

EBITDA (earnings before interest, taxes, depreciation and amortization) was $12.9 million for the quarter. For a reconciliation of Net Loss to EBITDA, please see the last page of this release.1 The Company has included EBITDA, a non-GAAP financial measure, on both a consolidated basis as well as for each segment as it considers it to be an important measure of its overall performance. The Company believes EBITDA provides additional insight into the performance of its operating companies and its ability to service its obligations and support its ongoing dividend policy.

OPERATIONAL HIGHLIGHTS

—	Acquisitions: the Company completed its previously announced acquisition of General Aviation Holdings (“GAH”), the owner of two California fixed base operations, by its airport services business on January 14, 2005.

—	Active Management: the Company completed the successful integration of its businesses into a consolidated structure. From this base, MIC is implementing plans and controls to assist these businesses in achieving higher volumes, lower operating costs and better management of capital expenditures.

Peter Stokes, the Company’s Chief Executive Officer, stated, “We are pleased to have completed our first quarter of operations as a consolidated company with these results. The performance of each of our businesses and investments is consistent with our expectations and

Investments in Macquarie Infrastructure Company Trust are not deposits with or other liabilities of Macquarie Bank Limited, or of any Macquarie Group company, and are subject to investment risk, including possible delays in repayment and loss of income and principal invested. Neither Macquarie Bank Limited nor any other member company of the Macquarie Group guarantees the performance of Macquarie Infrastructure Company Trust or the repayment of capital by Macquarie Infrastructure Company Trust.

demonstrates the value in our strategy of actively managing quality infrastructure businesses. We believe this quarter has provided us with a strong foundation for growth in the remainder of 2005.”

FINANCIAL HIGHLIGHTS

The Company’s consolidated results for the quarter ended March 31, 2005 reflect its first full quarter of operations as a combined entity.

•	Revenues for the period were $65.7 million.

•	Cash from operations was $9.8 million or $0.3667 cents per share — the Company also received $686,000 in semi-annual principal repayments on a subordinated loan to Yorkshire Link and closed the quarter with a cash and cash equivalents balance of $127.0 million.

•	Net Loss for the quarter was $83,000 or $0.003 per share.

•	EBITDA (earnings before interest, taxes, depreciation and amortization) for the period was $12.9 million or $0.484 per share.

DIVIDENDS

On May 14, 2005, the Company’s Board of Directors declared a quarterly dividend to shareholders for the quarter ended March 31, 2005 of $0.50 per share. The Board also approved the payment of a pro-rated dividend of $0.0877 per share for the period from December 16, 2004 to December 31, 2004. Shares of trust stock will trade ex-dividend on May 31, 2005. The combined dividends for both periods totalling $0.5877 will be payable on June 7, 2005 to shareholders of record at the close of business on June 2, 2005.

The Company intends to declare and pay regular quarterly cash distributions on all outstanding shares. The Company anticipates declaring and paying a quarterly distribution for the quarter ending June 30, 2005 of $0.50 per share.

The Company’s dividend policy is based on the predictable and stable cash flows of its businesses and investments. The Company’s intention is to distribute to its shareholders the majority of its cash available for distributions and not to retain significant cash balances in excess of prudent reserves.

ESTIMATED CASH AVAILABLE FOR DISTRIBUTION

The Company believes that EBITDA, in addition to GAAP measures, provides insight into the performance of its operating companies and its ability to service its obligations and support its ongoing dividend policy. However, EBITDA does not reflect other cash items that management considers in estimating cash available for distribution.

The following table details cash receipts and payments that do not flow through the income statement in order to provide additional insight into management’s estimate of quarterly cash available for distribution. The Company believes that its cash from operations and investments, plus its $14.4 million of cash in acquired businesses (net of reserves) will be sufficient to meet its expected dividend payments in 2005 as discussed in the Form 10-Q.

The Company’s airport services business, airport parking business and district energy business generally experience lower revenues and profitability in the first quarter, although the causes of seasonality are specific to each of these businesses.

($ Millions)
Cash from operations	9.8

Additional Cash Items
YLL Principal Payment Received	0.7
Maintenance CAPEX	-0.9
Principal Payments	-0.4
Changes in Working Capital	1.9

Sub Total	11.1

Adjustments

GAH — Acquisition Costs	0.9
Investment Distribution Annualization	0.6
Maintenance CAPEX Annualization	-0.4
Base Management Fee	-1.9

Sub Total	-0.8

Estimated Cash Available for Distribution	10.3

•	Additional adjustments reflect the following:

o	GAH acquisition costs in the quarterly income statement which were funded from IPO proceeds

o	Cash from operations was lower than normal due primarily to the timing of receivables from “into-plane” and retail fuel sales and the payment in January of accrued construction costs in our airport services business

o	Expected annual distributions from investments of $21.3 million that are not received evenly throughout the year, and of which $4.7 million was received in the first quarter

o	Expected maintenance capex of $5.2 million annually, funded from operating cash flow, but not spent evenly throughout the year

o	Base management fees to the Company’s manager that are paid in arrears

BUSINESS/SEGMENT HIGHLIGHTS FOR THE QUARTER ENDED MARCH 31, 2005

The following is a segment analysis of results from operations for the quarter ended March 31, 2005, compared to results for the quarter ended March 31, 2004, prior to the Company’s acquisition of the businesses in these segments. The Company has also included organic growth data for each of the businesses excluding the effects of acquisitions that took place since the first quarter of 2004.

AIRPORT SERVICES (ATLANTIC AND AVPORTS)

	March Quarter	March Quarter	Quarter on Quarter	Quarter on Quarter
	2005 $m	2004 $m	Growth %	Organic Growth %

Revenue
Fuel	30.4	24.1	26.3%	5.0%
Non Fuel	14.6	11.5	26.1%	15.7%

Total Revenue	45.0	35.6	26.3%	8.5%

EBITDA	9.4	2.8	236.7%	5.4%

Key factors influencing the quarter ended March 31, 2005 were as follows:

•	Contribution of strong operating results from two new California FBOs acquired in January 2005

•	Conversion of two key customers to “into-plane” fueling contracts – recharacterizing revenues from this source as non-fuel

•	Jet fuel volumes at existing locations increased by 3.1% excluding contract conversions

•	Strong revenues at AvPorts from de-icing services provided as a result of the cold winter in the northeast

•	Organic EBITDA grew more slowly than organic revenue as a result of increased professional and audit fees and earlier timing of the audit

AIRPORT PARKING (MACQUARIE PARKING)

	March Quarter	March Quarter	Quarter on Quarter	Quarter on Quarter
	2005 $m	2004 $m	Growth %	Organic Growth %

Revenue	13.3	12.2	9.5%	5.3%

EBITDA	2.8	3.4	(16.6)%	5.6%

EBITDA Margin	21.1%	27.7%

Total cars out	351,000	303,000	15.9%	8.3%

Key factors influencing the quarter ended March 31, 2005 were as follows:

•	Customers using our existing parking facilities increased by 8.3% compared to the same period in 2004

•	Marketing initiatives focused on growing customers through discount pricing – pricing rationalization underway

•	Lower EBITDA primarily reflects costs of development of new locations — increasing the national network

•	Travel volume is lower relative to summer and holiday (peak) periods

DISTRICT ENERGY (THERMAL CHICAGO AND NORTHWIND ALADDIN)

	March Quarter	March Quarter	Quarter on Quarter	Quarter on Quarter
	2005 $m	2004 $m	Growth %	Organic Growth %

Revenue
Cooling Capacity	4.1	4.1	0%	0%
Cooling Consumption	1.5	1.3	19.8%	(10.3)%
Other	1.9	0.6	218.5%	7.1%

Total Revenue	7.5	6.0	26.2%	(1.7)%

EBITDA	3.1	2.4	30.0%	(7.3)%

EBITDA Margin	42.0%	40.0%

Thermal Chicago (tons)
Useable Capacity	94,429	92,029	2.6%
Contracted Capacity	96,167	96,467	(0.3)%

Key factors influencing the quarter ended March 31, 2005 were as follows:

•	Capacity revenue increased in-line with inflation, offset by a one-time credit to a customer

•	Cooling consumption revenue is lower during the colder months of the year

•	Excluding ETT Nevada, consumption ton-hours were 5.6% lower due to typical variations in customer usage patterns which have a greater impact in the colder months

•	EBITDA was 30.0% higher due to the inclusion of ETT Nevada

•	Excluding ETT Nevada EBITDA was 7.3% lower largely due to increased electricity costs and lower consumption revenue

TOLL ROADS (YORKSHIRE LINK)

•	Vehicle kilometers for the quarter ended March 31, 2005 were 1.8% higher than in the first quarter of 2004

•	The Company received approximately $3.0 million in cash distributions in the quarter

•	Cash distributions for the full year 2005 are expected to be approximately $9.4 million including receipt of a one-time debt reserve release

INVESTMENTS

Macquarie Communications Infrastructure Group (MCG)

•	MCG paid a cash distribution of Australian Dollar 14.4 cents per stapled security on February 14, 2005 for the 6 month period ended December 31, 2004 — the Company received $1.7 million net of withholding taxes

•	Cash distributions for the full year 2005 are expected to be approximately $3.4 million net of withholding taxes

•	The Company expects year over year growth in cash distributions of 27.0% for the year ended June 30, 2006 based on public statements made by management of MCG

South East Water (SEW)

•	For the year ended December 31, 2005, we expect to receive total dividends from our investment in SEW of approximately $8.5 million

•	Included in these expected dividends is a non-recurring component of approximately $2.58 million

•	The Company received no distributions from SEW during the first quarter of 2005

CONFERENCE CALL AND WEB CAST

The Company has scheduled a conference call for 11:00 a.m. Eastern Time on May 16, 2005, to review the Company’s results.

To listen to the conference call, please dial (800) 406-5356 (domestic) or (913) 981-5572 (international), at least 10 minutes before the scheduled start time. Investors can also access the earnings call via the Internet at the Company’s website at www.macquarie.com/mic. Please allow extra time prior to the call to visit the site and download the necessary software to listen to the Internet broadcast.

For interested individuals unable to join the live conference call, a replay will be available through May 23, 2005, at (888) 203-1112 (domestic) or (719) 457-0820 (international), (Passcode: 7490914).

ABOUT MACQUARIE INFRASTRUCTURE COMPANY

Macquarie Infrastructure Company owns, operates and invests in a diversified group of infrastructure businesses, which provide basic, everyday services, in the United States and other developed countries. Its businesses and investments consist of an airport services business (Atlantic and AvPorts), an airport parking business (PCAA and Avistar) and a district energy business (Thermal Chicago and Northwind Aladdin), a 50% interest in the company that operates the Yorkshire Link shadow toll road and investments in South East Water, a UK regulated water utility and in Macquarie Communications Infrastructure Group.

FORWARD LOOKING STATEMENTS

This earnings release contains forward-looking statements. We may, in some cases, use words such as “project”, “believe”, “anticipate”, “plan”, “expect”, “estimate”, “intend”, “should”, “would”, “could”, “potentially”, or “may” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements in this presentation are subject to a number of risks and uncertainties, some of which are beyond our control including, among other things: our ability to successfully integrate and manage acquired businesses, make and finance future acquisitions, service, comply with the terms of and refinance our debt, and implement our strategy, decisions made by persons who control our investments including the distribution of dividends, our regulatory environment, changes in air travel, automobile usage, fuel and gas prices, foreign exchange fluctuations, environmental risks and changes in U.S. federal tax law.

Our actual results, performance, prospects or opportunities could differ materially from those expressed in or implied by the forward-looking statements. Additional risks of which we are not currently aware could also cause our actual results to differ. In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements. The forward-looking events discussed in this release may not occur. These forward-looking statements are made as of the date of this release. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

“Macquarie Group ” refers to the Macquarie Group of companies, which comprises Macquarie Bank Limited and its worldwide subsidiaries and affiliates.

FOR FURTHER INFORMATION, PLEASE CONTACT:

Investor enquiries	Media enquiries

Jay A. Davis	Alex Doughty
Investor Relations	Corporate Communications
Macquarie Infrastructure Company	Macquarie Infrastructure Company
(212) 548-2593	(212) 548-2740

MACQUARIE INFRASTRUCTURE COMPANY TRUST

CONSOLIDATED CONDENSED BALANCE SHEET
($ in thousands, except per share amounts)
March 31, 2005 and December 31, 2004
(Unaudited)

	March 31,	Dec 31,
	2005	2004
	(unaudited)	(audited)
Assets

Current assets:
Cash and cash equivalents	$127,029	$140,050
Restricted cash	1,483	1,155
Accounts receivable, less allowance for doubtful accounts of $1,317 and $1,359	14,521	12,312
Dividend receivable	—	1,743
Inventories	1,256	1,563
Prepaid expenses	4,256	4,186
Deferred income taxes	1,596	1,452
Other	5,141	5,308

Total current assets	155,282	167,769

Property, equipment, land and leasehold improvements, net	295,506	284,744
Other assets:
Restricted cash	17,526	16,790
Equipment lease receivables	45,110	45,395
Investment in unconsolidated business	76,978	79,065
Investment, cost	38,786	39,369
Securities, available for sale	72,130	71,263
Related party subordinated loan	21,642	21,748
Goodwill	233,411	217,576
Intangible assets, net	272,196	254,530
Other	15,041	10,238

	792,820	755,974

Total assets	$1,243,608	$1,208,487

Liabilities and stockholders’ equity
Current liabilities:
Due to manager	$14,230	$12,306
Accounts payable	8,063	10,912
Accrued expenses	11,819	11,980
Current portion of notes payable and capital leases	1,122	1,242
Current portion of long-term debt	96	94
Other	3,163	2,991

Total current liabilities	38,493	39,525

Capital leases and notes payable, net of current portion	1,962	1,755
Long-term debt, net of current portion	447,048	415,074
Related party long-term debt	19,254	19,278
Deferred income taxes	124,975	123,429
Other	5,063	4,615

Total liabilities	636,795	603,676

Minority interests	8,544	8,515
Stockholders’ equity:
Trust stock, no par value; 500,000,000 authorized; 26,610,100 shares issued and outstanding	613,529	613,265
Accumulated other comprehensive income	2,411	619
Accumulated deficit	(17,671)	(17,588)

Total stockholders’ equity	598,269	596,296

Total liabilities and stockholders’ equity	$1,243,608	$1,208,487

MACQUARIE INFRASTRUCTURE COMPANY TRUST

CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
($ in thousands, except per share and shares outstanding)
For the Quarter Ended March 31, 2005
(Unaudited)

Revenues
Revenue from fuel sales	$30,387
Service revenue	34,006
Financing and equipment lease income	1,342

65,735

Costs and expenses
Cost of fuel sales	17,095
Cost of services	17,256
Selling, general and administrative expenses	19,162
Fees to manager	1,943
Depreciation	1,327
Amortization of intangibles	3,085

59,868

Operating income	5,867

Other income (expense)
Interest income	1,099
Interest expense	(7,758)
Equity in earnings and amortization charges of investee	1,653
Other expense, net	(915)

Net loss before income taxes and minority interests	(54)
Income taxes	—

Net loss before minority interests	(54)

Minority interests	29

Net loss	$(83)

Basic and diluted loss per share:	$(0.003)

Weighted average number of shares of trust stock outstanding – basic and diluted	26,610,100

MACQUARIE INFRASTRUCTURE COMPANY TRUST

CONSOLIDATED CONDENSED STATEMENT OF CASH FLOWS
For the Quarter Ended March 31, 2005
(Unaudited)

($ in thousands)

Operating activities
Net loss	$(83)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization of property and equipment	3,221
Amortization of intangible assets	3,085
Equity in earnings and amortization charges of investee	238
Amortization of finance costs	265
Deferred rent	650
Deferred revenue	110
Equipment lease receivable	306
Minority interests	29
Accrued interest expense	259
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable	(1,130)
Dividend receivable	1,743
Inventories	451
Prepaid expenses and other current assets	407
Accounts payable and accrued expenses	(1,726)
Due to manager	1,924
Other	11

Net cash provided by operating activities	9,760

Investing activities
Acquisition of General Aviation Holdings, LLC, net of cash acquired	(49,594)
Purchases of property and equipment	(879)
Principal proceeds from subordinated loan	686
Collection on notes receivable	24
Additional costs of acquisitions	(68)

Net cash used in investing activities	(49,831)

Financing activities
Proceeds from debt	32,000
Debt financing costs	(1,674)
Payment of long-term debt	(26)
Offering costs paid	(1,833)
Restricted cash	(1,079)
Payment of notes and capital lease obligations	(349)

Net cash provided by financing activities	27,039

Effect of exchange rate changes on cash	11

Net change in cash and cash equivalents	(13,021)

Cash and cash equivalents at beginning of period	140,050

Cash and cash equivalents at end of period	$127,029

Supplemental disclosures of cash flow information:
Taxes paid	$311

Interest paid	$7,134

Acquisition of property and equipment under capital leases	$438

MACQUARIE INFRASTRUCTURE COMPANY TRUST

RECONCILIATION OF NET LOSS TO EBITDA
($ in thousands)
For the Quarter Ended March 31, 2005
(Unaudited)

Net loss from operations	$(83)
Interest expense, net	6,659
Provision for Income taxes	—
Depreciation (1)	3,221
Amortization (2)	3,085

EBITDA	$12,882

(1) Includes depreciation expense of $503,000 for the Airport Parking business and $1.4 million for the District Energy business which is included in cost of services in the Company’s consolidated condensed statement of operations.

(2) Excludes $1.2 million related to amortization of intangible assets acquired in connection with acquisition of the Yorkshire Link business.

For a reconciliation of net income (loss) to EBITDA for each segment, please see “Business Segment Operations” in Part I, Item I of the Company’s report on Form 10-Q for the quarterly period ended March 31, 2005.